Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(915) 534-1400	(915) 534-1400

WESTERN REFINING REPORTS FOURTH QUARTER AND
FULL YEAR 2009 FINANCIAL RESULTS

EL PASO, Texas - March 4, 2010 – Western Refining, Inc. (NYSE: WNR) today reported for the fourth quarter of 2009 a net loss, excluding special items, of $51.1 million, or $0.58 per diluted share. This compares to fourth quarter 2008 net earnings, excluding special items, of $33.6 million, or $0.49 per diluted share. On a GAAP basis, the company reported a fourth quarter 2009 net loss of $97.5 million, or $1.11 per diluted share, compared to the fourth quarter of 2008 net loss of $12.8 million, or $0.19 per diluted share. The quarter-over-quarter decline was driven by the impact of a continued weak economy, reduced demand for transportation fuels, and narrowing differentials between light and heavy crude oil prices, all of which resulted in lower refining margins.  A reconciliation of income (loss) before income taxes to net income (loss) excluding special items, for all periods shown, is included in the accompanying financial tables.

For the year ended December 31, 2009, the company reported a net loss, excluding special items, of $44.5 million, or $0.56 per diluted share. This compares to full-year 2008 net income, excluding special items, of $110.6 million, or $1.62 per diluted share. The company reported on a GAAP basis a net loss of $350.6 million, or $4.43 per diluted share, for the full-year 2009, compared to net earnings of $64.2 million, or $0.94 per diluted share, for the full-year 2008.

Cash flow from operations was $140.8 million for the twelve months ended December 31, 2009. As of December 31, 2009, total debt was $1,116.7 million, which included $50 million outstanding under the company's revolving credit facility.

Jeff Stevens, Western’s President and Chief Executive Officer, said, “To help manage through what was a very challenging year for all refiners, Western made some difficult, but necessary, decisions that improved our operational efficiency and enhanced our financial flexibility.  We are confident that the actions we took and our continued focus on ensuring safe and efficient operations will help position us for stronger and sustainable results as the market recovers.”

During 2009, the company pursued several initiatives to enhance and streamline operations, strengthen its balance sheet, and improve liquidity:

•
The El Paso refinery began operations of a newly-constructed gasoline hydrotreater unit giving the plant the ability to increase lower-cost sour crude oil throughput.  Additionally, the new unit gives Western the ability to increase production of Phoenix grade gasoline from approximately 12,000 barrels per day to 20,000 barrels per day. Historically, Phoenix has been one of the more attractive markets in terms of both product demand and gross margin.

•
The company consolidated its two Four Corners refineries into its Gallup, New Mexico refinery.  This consolidation will eliminate certain operating costs totaling approximately $25 million per year beginning in the first quarter of 2010, while maintaining the capability to process similar volumes of crude oil that have been historically processed at both Bloomfield and Gallup refineries combined.  Western is continuing to operate the Bloomfield refinery products terminal and will supply the Four Corners with refined products by utilizing a new pipeline connection and exchange supply agreements.  The company will also maintain its marketing assets, and, through an exchange agreement, will supply barrels to the Bloomfield facility in exchange for barrels produced at the El Paso refinery.

•
The company identified and implemented approximately $25 million in additional cost savings initiatives.  These include the reduction of contractor services at the company’s refineries, changes in its Wholesale operations to respond to market conditions, closure of underperforming retail outlets, and reductions in executive compensation and other employee related costs.  These initiatives began in late 2009 and will be fully realized beginning in 2010.

•
Western successfully completed several transactions to enhance its balance sheet, extend maturities, and increase its financial flexibility. In June, Western issued $600 million in Senior Secured Notes, comprised of $325 million of 11.25% notes which mature in 2017 and $275 million of Floating Rate Notes which mature in 2014.  Additionally, the company issued $215.5 million of 5.75% Senior Convertible Notes which mature in 2014 and 20,000,000 shares of common stock at $9 per share.  In November, Western secured an amendment from its lender group revising certain covenants to further increase its financial flexibility.

Commenting on current market conditions, Stevens said, “We are pleased to have seen a gradual improvement in refining margins during the fourth quarter and this improvement has continued into the first quarter of 2010.  Our southwest refining margins remained stronger than overall US benchmarks during the quarter.  We expect to see continued modest improvements in margins as we move into the driving season.”

Conference Call Information

A conference call is scheduled for March 4, 2010, at 9:00 a.m. ET to discuss Western’s financial results. The call can be accessed at Western’s website, www.wnr.com. The call can also be heard by dialing (888) 679-8034, passcode: 24370114. The audio replay will be available through March 11, 2010, and can be accessed by dialing (888) 286-8010, passcode: 21023037.

A copy of this press release, together with the reconciliations of certain non-GAAP financial measures contained herein, can be accessed on the investor relations menu on Western’s website, www.wnr.com.

About Western Refining

Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas.  Western has refineries in El Paso, Texas, Gallup, New Mexico and Yorktown, Virginia.  Western’s asset portfolio also includes refined products terminals in Albuquerque and Bloomfield, New Mexico and Flagstaff, Arizona, asphalt terminals in Phoenix, Tucson, Albuquerque, and El Paso, 150 retail service stations and convenience stores in Arizona, Colorado, and New Mexico, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Nevada, New Mexico, Texas, and Utah.  More information about the company is available at www.wnr.com.

Cautionary Statement on Forward-Looking Statements

This press release contains forward-looking statements.  The forward-looking statements contained herein include statements about our positioning for stronger and sustainable results, our competitiveness in the refining industry, operational improvements at our refineries, expected cost savings, our financial flexibility, and our expectations regarding margins. These statements are subject to the general risks inherent in our business.  These expectations may or may not be realized.  Some of these expectations may be based upon assumptions or judgments that prove to be incorrect.  In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond Western’s control, which could result in Western’s expectations not being realized or otherwise materially affect Western’s financial condition, results of operations, and cash flows.  Additional information relating to the uncertainties affecting Western’s business is contained in its filings with the Securities and Exchange Commission.  The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data

The following tables set forth our summary historical financial and operating data for the periods indicated below:

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2009		2008		2009		2008
		(In thousands, except per share data)
Statement of Operations Data:
Net sales		$1,959,352		$1,656,739		$6,807,368		$10,725,581
Operating costs and expenses:
Cost of products sold (exclusive of
depreciation and amortization)		1,820,075		1,449,510		5,922,434		9,746,895
Direct operating expenses (exclusive
of depreciation and amortization)		111,969		132,822		486,164		532,325
Selling, general and administrative expenses		23,794		25,913		109,697		115,913
Goodwill and other impairment losses		52,788		—		352,340		—
Maintenance turnaround expense		3,735		27,198		8,088		28,936
Depreciation and amortization		36,599		31,044		145,981		113,611
Total operating costs and expenses		2,048,960		1,666,487		7,024,704		10,537,680
Operating income (loss)		(89,608)		(9,748)		(217,336)		187,901
Other income (expense):
Interest income		51		400		248		1,830
Interest expense		(33,274)		(32,364)		(121,321)		(102,202)
Amortization of loan fees		(2,038)		(1,555)		(6,870)		(4,789)
Write-off of unamortized loan fees		—		—		(9,047)		(10,890)
Gain (loss) from derivative activities		(8,443)		19,221		(21,694)		11,395
Other income (expense), net		(19,778)		(180)		(15,184)		1,176
Income (loss) before income taxes		(153,090)		(24,226)		(391,204)		84,421
Provision for income taxes		55,640		11,397		40,583		(20,224)
Net income (loss)	$	(97,450)	$	(12,829)	$	(350,621)		$64,197

Basic earnings (loss) per share	$	(1.11)	$	(0.19)	$	(4.43)	$	(0.94)
Diluted earnings (loss) per share	$	(1.11)	$	(0.19)	$	(4.43)	$	(0.94)
Dividends declared per common share		$—		$—		$—		$0.06
Weighted average basic shares outstanding		87,983		67,772		79,163		67,715
Weighted average dilutive shares outstanding		87,983		67,772		79,163		67,757
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$	(7,712)		$115,465		$140,841		$285,575
Investing activities		(21,994)		(64,852)		(115,361)		(220,554)
Financing activities		39,557		(143,291)		(30,407)		(274,769)
Other Data:
Adjusted EBITDA (1)	$	(24,656)		$128,940		$191,438		$405,854
Capital expenditures		22,092		66,128		115,854		222,288
Balance Sheet Data (at end of period):
Cash and cash equivalents						$74,890		$79,817
Working capital						311,254		314,521
Total assets						2,824,654		3,076,792
Total debt						1,116,664		1,340,500
Stockholders’ equity						688,452		811,489

_________________

(1)
Adjusted EBITDA represents earnings before interest expense, income tax expense, amortization of loan fees, write-off of unamortized loan fees, loss on early extinguishment of debt, depreciation, amortization, goodwill and other impairment losses, maintenance turnaround expense, and lower of cost or market, or LCM, inventory reserve adjustments.  Adjusted EBITDA is not, however, a recognized measurement under United States generally accepted accounting principles, or GAAP.  Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry.  In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, the accounting effects of significant turnaround activities (that many of our competitors capitalize and thereby exclude from their measures of EBITDA), acquisitions, and other items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP.  Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Our calculation of Adjusted EBITDA may differ from the Adjusted EBITDA calculations of other companies in our industry, limiting its usefulness as a comparative measure.

•
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business.  We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.  The following table reconciles net income (loss) to Adjusted EBITDA for the periods presented:

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2009		2008		2009		2008
	(In thousands, except per share data)

Net income (loss)	$	(97,450)	$	(12,829)	$	(350,621)	$64,197
Interest expense		33,274		32,364		121,321	102,202
Provision for income taxes		(55,640)		(11,397)		(40,583)	20,224
Amortization of loan fees		2,038		1,555		6,870	4,789
Write-off of unamortized loan fees		—		—		9,047	10,890
Depreciation and amortization		36,599		31,044		145,981	113,611
Maintenance turnaround expense		3,735		27,198		8,088	28,936
Goodwill and other impairment losses		52,788		—		352,340	—
Non-cash LCM inventory adjustment		—		61,005		(61,005)	61,005
Adjusted EBITDA	$	(24,656)		$128,940		$191,438	$405,854

Refining Segment

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(In thousands, except per barrel data)
Statement of Operations Data:
Net sales (including intersegment sales)	$1,962,366	$1,550,885	$6,608,075	$10,455,602
Operating costs and expenses:
Cost of products sold (exclusive of
depreciation and amortization) (1)	1,864,124	1,394,369	5,897,805	9,665,076
Direct operating expenses (exclusive
of depreciation and amortization)	87,013	104,466	375,690	418,628
Selling, general, and administrative expenses	7,774	8,542	36,021	37,561
Goodwill and other impairment losses	52,788	—	283,500	—
Maintenance turnaround expense	3,735	27,198	8,088	28,936
Depreciation and amortization	31,375	25,800	125,537	95,713
Total operating costs and expenses	2,046,809	1,560,375	6,726,641	10,245,914
Operating income (loss)	$ (84,443)	$ (9,490)	$ (118,566)	$209,688

Key Operating Statistics:
Total sales volume (bpd) (2)	262,498	241,611	258,259	258,013
Total refinery production (bpd)	197,210	205,285	213,833	225,740
Total refinery throughput (bpd) (3)	199,739	206,052	215,815	227,130
Per barrel of throughput:
Refinery gross margin (1) (4)	$5.35	$8.26	$9.02	$9.51
Gross profit (4)	3.64	6.90	7.42	8.36
Direct operating expenses (5)	4.74	5.51	4.77	5.04

The following table reconciles gross profit to refinery gross margin for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(In thousands, except per barrel data)

Net sales	$1,962,366	$1,550,885	$6,608,075	$10,455,602
Cost of products sold (exclusive of
depreciation and amortization)	1,864,124	1,394,369	5,897,805	9,665,076
Depreciation and amortization	31,375	25,800	125,537	95,713
Gross profit	66,867	130,716	584,733	694,813
Plus depreciation and amortization	31,375	25,800	125,537	95,713
Refinery gross margin	$98,242	$156,516	$710,270	$790,526

Refinery gross margin per refinery
throughput barrel	$5.35	$8.26	$9.02	$9.51
Gross profit per refinery
throughput barrel	$3.64	$6.90	$7.42	$8.36

The following table sets forth our summary refining throughput and production data for the periods presented below:

All Refineries

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Refinery product yields (bpd)
Gasoline	109,190	106,995	113,364	114,876
Diesel and jet fuel	73,090	78,054	80,157	88,695
Residuum	5,007	5,188	5,504	5,711
Other	7,547	8,188	9,349	9,649
Liquid products	194,834	198,425	208,374	218,931
By-products (coke)	2,376	6,860	5,459	6,809
Total	197,210	205,285	213,833	225,740

Refinery throughput (bpd)
Sweet crude oil	121,531	117,045	126,328	143,714
Sour or heavy crude oil	52,475	63,340	65,260	62,349
Other feedstocks/blendstocks	25,733	25,667	24,227	21,067
Total	199,739	206,052	215,815	227,130

El Paso Refinery
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	63,450	54,720	65,160	62,557
Diesel and jet fuel	49,548	46,379	50,524	52,754
Residuum	5,007	5,188	5,504	5,711
Other	3,222	2,970	3,341	3,612
Total refinery production (bpd)	121,227	109,257	124,529	124,634

Refinery throughput (bpd)
Sweet crude oil	91,691	89,295	99,680	100,130
Sour crude oil	22,396	15,460	17,601	16,985
Other feedstocks/blendstocks	8,450	6,252	9,184	9,454
Total refinery throughput (bpd)	122,537	111,007	126,465	126,569

Total sales volume (bpd)	159,570	129,204	147,853	138,775
Per barrel of throughput:
Refinery gross margin	$5.82	$8.31	$9.22	$9.45
Direct operating expenses	3.85	4.56	3.59	4.07

Yorktown Refinery
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	29,214	34,692	30,824	32,597
Diesel and jet fuel	16,834	23,798	22,181	27,143
Other	3,377	4,187	4,958	4,896
Liquid products	49,425	62,677	57,963	64,636
By-products (coke)	2,376	6,860	5,459	6,809
Total refinery production (bpd)	51,801	69,537	63,422	71,445

Refinery throughput (bpd)
Sweet crude oil	7,450	2,451	1,885	15,291
Heavy crude oil	30,079	47,880	47,659	45,364
Other feedstocks/blendstocks	14,960	17,449	13,189	9,143
Total refinery throughput (bpd)	52,489	67,780	62,733	69,798

Total sales volume (bpd)	68,521	75,969	74,151	77,073
Per barrel of throughput:
Refinery gross margin (4)(6)	$0.94	$1.73	$5.97	$6.43
Direct operating expenses	4.03	5.11	4.95	4.75

Four Corners Refineries
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009(7)	2008	2009(7)	2008
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	16,256	17,583	17,380	19,722
Diesel and jet fuel	6,708	7,877	7,452	8,798
Other	948	1,031	1,050	1,141
Total refinery production (bpd)	24,182	26,491	25,882	29,661

Refinery throughput (bpd)
Sweet crude oil	22,390	25,299	24,763	28,293
Other feedstocks/blendstocks	2,323	1,966	1,854	2,470
Total refinery throughput (bpd)	24,713	27,265	26,617	30,763

Total sales volume (bpd)	34,406	36,438	36,254	42,165
Per barrel of throughput:
Refinery gross margin	$12.09	$25.31	$15.17	$15.49
Direct operating expenses	9.55	9.04	8.94	8.35

____________________

(1)
Cost of products sold includes a non-cash adjustment of $(61.0) million and $61.0 million for 2009 and 2008, respectively, to value our Yorktown inventories to net realizable market values.  These non-cash adjustments resulted in a corresponding increase of $0.78 and decrease of $0.73 in combined refinery gross margins for the years ended December 31, 2009 and 2008, respectively.

(2)	Includes sales of refined products sourced from our refinery production as well as refined products purchased from third parties

(3)	Total refinery throughput includes crude oil, other feedstocks, and blendstocks.

(4)
Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented.  Refinery gross profit is a per barrel measurement calculated by dividing net sales less cost of products sold and depreciation and amortization by our refineries’ total throughput volumes for the respective periods presented.  Our economic hedging activities are used to minimize fluctuations in earnings but are not taken into account in calculating refinery gross margin.  Cost of products sold does not include any depreciation or amortization.  Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products.  Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations.  Our calculation of refinery gross margin and profit may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

(5)
Refinery direct operating expense per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented.  Direct operating expenses do not include any depreciation or amortization.

(6)
Includes a net change in the LCM reserve to value our Yorktown inventories to net realizable market values, which increased Yorktown’s refinery gross margin by $2.66 per throughput barrel for the year ended December 31, 2009; and decreased Yorktown’s refinery gross margin by $2.39 for the year ended December 31, 2008.

(7)
Until late November 2009, the Four Corners refineries operated as two separate facilities:  the Bloomfield refinery and the Gallup refinery.  In late November 2009, we consolidated refining operations into the Gallup facility and have indefinitely suspended refining operations at the Bloomfield facility.

Retail Segment

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009		2008
	(In thousands, except per gallon data)
Statement of Operations Data:
Net sales	$163,493	$163,392		$629,938	$838,197
Operating costs and expenses:
Cost of products sold (exclusive of
depreciation and amortization)	141,151	138,528		533,481	744,691
Direct operating expenses (exclusive
of depreciation and amortization)	15,381	15,917		64,979	65,604
Selling, general and administrative expenses	1,454	1,339		6,216	5,301
Goodwill impairment losses	—	—		27,610	—
Depreciation and amortization	2,522	2,297		9,820	8,479
Total operating costs and expenses	160,508	158,081		642,106	824,075
Operating income	$2,985	$5,311	$	(12,168)	$14,122

Operating Data:
Fuel gallons sold (in thousands)	50,316	52,322		205,532	210,401
Fuel margin per gallon (1)	$0.17	$0.22		$0.18	$0.18
Merchandise sales	44,757	45,536		189,096	185,712
Merchandise margin (2)	28.4%	26.8%		28.4%	27.4%
Operating retail outlets at period end	149	155		149	155

The following table reconciles fuel sales and cost of fuel sales to net sales and cost of products sold:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(In thousands, except per gallon data)
Net sales:
Fuel sales	$131,491	$128,029	$489,033	$694,891
Excise taxes included in fuel revenues	(18,349)	(15,835)	(71,998)	(66,736)
Merchandise sales	44,757	45,536	189,096	185,712
Other sales	5,591	5,662	23,804	24,330
Net sales	$163,490	$163,392	$629,935	$838,197

Cost of products sold:
Fuel cost of products sold	123,101	116,596	451,485	657,537
Excise taxes included in fuel cost of
products sold	(18,349)	(15,835)	(71,998)	(66,736)
Merchandise cost of products sold	32,059	33,353	135,459	134,821
Other cost of products sold	4,340	4,414	18,535	19,069
Cost of products sold	$141,151	$138,528	$533,481	$744,691

Fuel margin per gallon(1)	$0.17	$0.22	$0.18	$0.18

________________

(1)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our retail segment by the number of gallons sold.

(2)
Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales.  Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.

Wholesale Segment

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009		2008
	(In thousands, except per gallon data)
Statement of Operations Data:
Net sales	$477,931	$387,365		$1,664,397	$2,279,541
Operating costs and expenses:
Cost of products sold (exclusive of
depreciation and amortization)	457,191	359,838		1,579,910	2,168,707
Direct operating expenses (exclusive
of depreciation and amortization)	11,622	14,117		51,775	64,273
Selling, general and administrative expenses	3,932	4,520		16,566	18,915
Goodwill impairment losses	—	—		41,230	—
Depreciation and amortization	1,411	1,477		5,616	5,551
Total operating costs and expenses	474,156	379,952		1,695,097	2,257,446
Operating income	$3,775	$7,413	$	(30,700)	$22,095

Operating Data:
Fuel gallons sold (in thousands)	211,693	172,530		823,207	706,864
Fuel margin per gallon (1)	$0.07	$0.12		$0.07	$0.09
Lubricant sales	$24,392	$39,963		$111,193	$163,679
Lubricant margins (2)	11.9%	11.3%		9.6%	12.4%

The following table reconciles fuel sales and cost of fuel sales to net sales and cost of products sold:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(In thousands, except per gallon data)
Net sales:
Fuel sales	$505,314	$385,602	$1,749,431	$2,269,203
Excise taxes included in fuel sales	(59,192)	(46,335)	(224,771)	(193,634)
Lubricant sales	24,392	39,963	111,193	163,679
Other sales	7,417	8,135	28,544	40,293
Net sales	$477,931	$387,365	$1,664,397	$2,279,541

Cost of products sold:
Fuel cost of products sold	$491,321	$364,291	$1,692,177	$2,205,548
Excise taxes included in fuel sales	(59,192)	(46,335)	(224,771)	(193,634)
Lubricant cost of products sold	21,496	35,457	100,567	143,317
Other cost of products sold	3,566	6,425	11,937	13,476
Cost of products sold	$457,191	$359,838	$1,579,910	$2,168,707

Fuel margin per gallon(1)	$0.07	$0.12	$0.07	$0.09

_________________

(1)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our wholesale segment by the number of gallons sold.

(2)
Lubricant margin is a measurement calculated by dividing the difference between lubricant sales and lubricant cost of products sold by lubricant sales.  Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.

Reconciliation of Special Items

We present below certain additional financial measures that are non-GAAP measures within the meaning of Regulation G under the Securities Exchange Act of 1934.

We present these non-GAAP measures to provide investors with additional information to analyze our performance from period to period.  We believe it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business.  Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP.  These non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled non-GAAP measures presented by other companies.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2009		2008		2009		2008
	(In thousands, except per share data)

Income (loss) before income taxes	$	(153,090)	$	(24,226)	$	(391,204)	$84,421
Goodwill impairment losses (1)		—		—		299,552	—
Other impairment losses (2)		52,788		—		52,788	—
Settlement of lawsuit (3)		20,000		—		20,000	—
Non-cash LCM inventory adjustment (4)		—		61,005		(61,005)	61,005
Income (loss) before income taxes
excluding special items		(80,302)		36,779		(79,869)	145,426
Recomputed income taxes after special items		29,189		(3,214)		35,365	(34,865)
Net income (loss) excluding special items	$	(51,113)		$33,565	$	(44,504)	$110,561

Diluted earnings (loss) per share
excluding special items	$	(0.58)		$0.49	$	(0.56)	$1.62

___________________
(1)
During the second quarter of 2009, we determined that the goodwill in four of our six reporting units was impaired, which resulted in a pre-tax and after-tax goodwill impairment loss of $299.6 million in the quarter.  The goodwill impairment loss is included in the refining, retail, and wholesale segments’ operating income but is excluded from the operating results presented here in order to make information comparable between periods.

(2)
During the fourth quarter of 2009, we indefinitely suspended the refining operations at our Bloomfield facility, which resulted in a pre-tax impairment loss of $52.8 million related to certain of the Bloomfield long-lived and intangible assets.  The other impairment losses are included in the refining segment’s operating income but are excluded from the operating results presented here in order to make information comparable between periods.

(3)
During the fourth quarter of 2009, we recorded a $20 million pre-tax charge from the settlement of a lawsuit with Statoil Marketing & Trading (US) Inc. in which we were the defendant.  We intend to make a cash payment of $10 million in March 2010, with the remainder to be paid within the next three years.  The settlement charge is excluded from the refining segment’s operating income but is included in the operating results presented here in order to make information comparable between periods.

(4)
During the fourth quarter of 2008, we recorded an adjustment to reduce the carrying value of our inventories to the lower of cost or market, which resulted in a pre-tax increase of cost of products sold of $61.0 million.  During the first through the third quarters of 2009, reversing adjustments to value our inventories at the lower of cost or market were recorded, which resulted in a pre-tax decrease in cost of products sold for $61.0 million.  This charge and reversal are included in the refining segment’s operating income but are excluded from the operating results presented here in order to make that information comparable between periods.